Exhibit 99.1

NEWS RELEASE

SAGE Therapeutics Reports Second Quarter 2014 Financial Results

Successfully Completed Initial Public Offering and Reported Preliminary Results for SAGE-547 in Super-Refractory Status Epilepticus

Cambridge, Mass. – August 14, 2014 – SAGE Therapeutics (NASDAQ: SAGE), a clinical-stage biopharmaceutical company developing novel medicines to treat life-threatening, rare central nervous system (CNS) disorders, today provided business updates and reported financial results for the quarter ended June 30, 2014.

“This has been a great year for SAGE in several areas,” stated Jeff Jonas, M.D., chief executive officer at SAGE. “We’ve made great progress with our lead product candidate, SAGE-547, having reported preliminary results from the first four patients with super-refractory status epilepticus in our ongoing Phase 1/2 clinical trial. The data, to date, demonstrated both clinically relevant activity and safety with SAGE-547. We completed a successful initial public offering, and we also made significant progress in several of our pipeline programs. With the proceeds from the IPO, we are in a strong position to invest in new SAGE-547 trials and complete the work necessary to advance two additional product candidates towards the clinic. We look forward to reporting further progress this year.”

Recent Business Highlights

•	Completion of Initial Public Offering (IPO): On July 23, 2014, SAGE announced that it had completed its IPO of common stock, raising net proceeds of $94.0 million, after deducting underwriting discounts and commissions and estimated offering expenses.

•	Granted Fast Track Designation: In July, SAGE announced that the FDA had granted fast track designation for the SAGE-547 development program. Fast track designation is intended to facilitate the review of drug candidates that are meant to treat serious or life-threatening conditions and that demonstrate the potential to address unmet medical needs.

•	Reported Preliminary Phase 1/2 Clinical Data on SAGE-547: SAGE reported preliminary results from its ongoing Phase 1/2 clinical trial of SAGE-547 in patients with SRSE. These data indicated that the first four patients enrolled in the clinical trial met the key efficacy endpoint, in that each was successfully weaned off his or her anesthetic agent while SAGE-547 was being administered. In addition, these data have not shown any reported drug-related serious adverse events in these four patients.

•	Granted Orphan Drug Designation: In March, SAGE announced that it had been granted orphan drug designation for SAGE-547 for the treatment of status epilepticus, a life-threatening seizure condition, by the FDA.

•	Strengthened Leadership Team: SAGE strengthened its leadership team with the addition of Howard Pien and James Frates to its Board of Directors and the appointment of Thomas Anderson as chief commercial strategy officer.

Financial Results

•	Cash Position: Cash, cash equivalents and marketable securities as of June 30, 2014, were $49.1 million compared with $8.1 million at December 31, 2013. The increase is primarily driven by proceeds from a $38 million Series C Preferred Stock financing completed in March 2014. Proceeds from the IPO will be recognized in the third quarter of 2014.

•	R&D Expenses: Research and development expenses were $4.4 million in the second quarter of 2014 compared to $3.9 million in the second quarter of 2013. The increase in R&D expenses was primarily due to increased spending on clinical activities as SAGE-547 entered Phase 1/2 development in March 2014 and an increase in employee-related spending to support the growth in SAGE’s R&D activities, partially offset by decreased expenses associated with other R&D programs.

•	G&A Expenses: General and administrative expenses were $1.8 million in the second quarter of 2014 compared to $0.8 million for the second quarter of 2013. The increase in G&A expenses was largely due to personnel related costs with an increase in personnel to support the activities associated with becoming a public company.

•	Net Loss: Net loss was $6.2 million for the second quarter of 2014 compared to net loss of $4.7 million for the second quarter of 2013.

About SAGE Therapeutics

SAGE Therapeutics is a clinical-stage biopharmaceutical company committed to developing and commercializing novel medicines to treat life-threatening, rare central nervous system, or CNS disorders. SAGE’s lead program, SAGE-547, is in clinical development for super-refractory status epilepticus, or SRSE, and is the first of several compounds the company is developing in its portfolio of potential seizure medicines. SAGE’s proprietary chemistry platform has generated multiple new compounds that target GABAA and NMDA receptors, which are broadly accepted as impacting many psychiatric and neurological disorders. For more information, please visit www.sagerx.com.

Forward-Looking Statement

This release contains forward-looking statements and information. The use of words such as “may,” “might,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “intend,” “future,” “potential,” or “continue,” and other similar expressions are intended to identify forward looking statements. For example SAGE’s future expectations, plans and prospects, including without limitation, SAGE’s expectations regarding the potential safety, pharmacological effect and efficacy of SAGE-547 as a treatment for SRSE, the expected development pathway for its other product candidates and its expectations with respect to the timing and success of its clinical trials, constitute forward-looking statements for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 and other federal securities laws. In particular it should be noted that the initial data reported from the ongoing Phase 1/2 clinical trial of SAGE-547 are preliminary in nature and that the SAGE-547 clinical trial has not been completed. The preliminary data may change as additional data is released and such preliminary data may not be repeated or observed in ongoing or future studies involving SAGE-547 or our other product candidates. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, including, without limitation, SAGE’s ability to successfully demonstrate the efficacy and safety of its product candidates, the pre-clinical and clinical results for its product candidates, which may not support further development of product candidates, actions of regulatory agencies, which may affect the initiation, timing and progress of clinical trials, obtaining, maintaining and protecting intellectual property, SAGE’s ability to enforce its patents against infringers and defend its patent portfolio against challenges from third parties, competition from others developing products for similar uses, SAGE’s ability to manage operating expenses, SAGE’s ability to obtain additional funding to support its business activities and establish and maintain strategic business alliances and new business initiatives, SAGE’s dependence on third parties for development, manufacture, marketing, sales and distribution of products, the outcome of litigation, and unexpected expenditures, as well as those risks more fully discussed in the section entitled “Risk Factors” in the final prospectus related to SAGE’s initial public offering filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act of 1933, as amended, as well as discussions of potential risks, uncertainties, and other important factors in SAGE’s subsequent filings with the Securities and Exchange Commission. In addition, any forward-looking statements represent SAGE’s views only as of today and should not be relied upon as representing its views as of any subsequent date. SAGE explicitly disclaims any obligation to update any forward-looking statements.

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Dan Budwick, Pure Communications

dan@purecommunicationsinc.com

973-271-6085

Investor Contact:

Monique Allaire, Pure Communications

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781-631-0759

Sage Therapeutics, Inc.

Statements of Operations and Comprehensive Loss

(in thousands, except share and per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Operating expenses:

Research and development	$4,381	$3,854	$8,554	$6,437

General and administrative	1,807	801	3,424	1,607

Total operating expenses	6,188	4,655	11,978	8,044

Loss from operations	(6,188)	(4,655)	(11,978)	(8,044)
Interest income (expense), net	1	—	1	—
Other income (expense), net	(5)	—	(5)	—

Net loss and comprehensive loss	(6,192)	(4,655)	(11,982)	(8,044)
Accretion of redeemable convertible preferred stock to redemption value	(1,577)	—	(1,903)	—

Net loss attributable to common stockholders	$(7,769)	$(4,655)	$(13,885)	$(8,044)

Net loss per share attributable to common stockholders—basic and diluted	$(4.57)	$(3.18)	$(8.28)	$(5.58)

Weighted average number of common shares used in net loss per share attributable to common stockholders—basic and diluted	1,700,517	1,464,419	1,676,864	1,442,774

Sage Therapeutics, Inc.

Balance Sheets

(in thousands, except share and per share data)

(Unaudited)

	June 30, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$49,127	$8,066
Prepaid expenses and other current assets	2,416	341

Total current assets	51,543	8,407
Property and equipment, net	69	86
Restricted cash	39	39

Total assets	$51,651	$8,532

Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Deficit
Current liabilities:
Accounts payable	$1,862	$1,988
Accrued expenses	2,069	327

Total current liabilities	3,931	2,315
Other liabilities:	40	44

Total liabilities	3,971	2,359

Redeemable convertible preferred stock (Series A, B and C), $0.0001 par value; 56,723,905 and 37,750,000 shares authorized at June 30, 2014 and December 31, 2013, respectively; 56,723,904 and 37,750,000 shares issued and outstanding at June 30, 2014 and December 31, 2013, respectively; liquidation preference of $96,615 and $40,663 at June 30, 2014 and December 31, 2013, respectively	92,472	37,709

Stockholders’ deficit:

Common stock, $0.0001 par value; 70,623,905 and 66,000,000 shares authorized at June 30, 2014 and December 31, 2013, respectively; 1,714,248 and 1,622,761 shares issued and outstanding at June 30, 2014 and December 31, 2013, respectively	—	—
Additional paid-in capital	—	139
Accumulated deficit	(44,792)	(31,675)

Total stockholders deficit	(44,792)	(31,536)

Total liabilities, redeemable convertible preferred stock and stockholders’ deficit	$51,651	$8,532